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                                                                 EXHIBIT 11.1


                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF EARNINGS PER COMMON SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                            Twenty-Six                   Thirteen
                                                           Weeks Ended                  Weeks Ended
                                                  ---------------------------   ---------------------------
                                                     June 27,       June 28,      June 27,        June 28,
                                                      1998           1997           1998           1997
                                                  ---------------------------   ---------------------------


Earnings available for earnings per share:

Income from continuing operations                 $     13,916   $      9,109   $      8,987   $      5,372
Discontinued operations, net of income taxes           (22,589)           336        (22,152)         1,068
                                                  ------------   ------------   ------------   ------------
Net income (loss)                                 $     (8,673)  $      9,445   $    (13,165)  $      6,440
                                                  ============   ============   ============   ============






Average number of common shares outstanding             11,462         12,672         11,239         12,618
                                                  ============   ============   ============   ============






Earnings (loss) per common share:
Income from continuing operations                 $       1.21   $       0.72   $       0.80   $       0.43
Income (loss) from discontinued operations               (1.97)          0.03          (1.97)          0.08
                                                  ------------   ------------   ------------   ------------
Earnings (loss) per common share                  $      (0.76)  $       0.75   $      (1.17)  $       0.51
                                                  ============   ============   ============   ============

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